Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-11/A2 of Shopoff Properties Trust, Inc., of our report dated November 27, 2006, appearing in the Prospectus, relating to the November 27, 2006 consolidated balance sheet which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in the Prospectus.
/S/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP
Newport Beach, California
March 29, 2007